Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. Section 1350, as adopted pursuant to

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Natural Grocers by Vitamin Cottage, Inc. (the “Company”) for the fiscal quarter ended December 31, 2014 (the “Report”), Kemper Isely, Co-President and a Principal Executive Officer of the Company, Zephyr Isely, Co-President and a Principal Executive Officer of the Company, and Sandra Buffa, Chief Financial Officer and Principal Financial Officer of the Company, do each hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his or her knowledge:

●	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

●	The information in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: January 29, 2015

/s/ Kemper Isely
Kemper Isely
Co-President and a Principal Executive Officer

/s/ Zephyr Isely
Zephyr Isely
Co-President and a Principal Executive Officer

/s/ Sandra Buffa
Sandra Buffa
Chief Financial Officer and Principal Financial Officer